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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                             CONTACT:        ALFRED B. CASTLEMAN
                                                         CHIEF FINANCIAL OFFICER
                                                                    714-838-8737


                                SMARTFLEX ADOPTS
                            SHAREHOLDER RIGHTS PLAN

Tustin, CA - July 22, 1996 - Smartflex Systems, Inc., (NASDAQ: SFLX), today announced that its board of directors has approved a shareholder rights plan to protect stockholders from any unsolicited attempt to acquire the company. "The adoption of the shareholder rights plan is not a response to any current effort to acquire control of the corporation," said William L. Healey, President and CEO. "While the shareholder rights plan will not prohibit the acquisition of the company, it establishes certain rights to ensure that should any unsolicited acquisition occur, it would be on terms equitable to all stockholders," Mr. Healey further noted. Details of the plan will be distributed in a mailing to stockholders in late August, 1996.

Smartflex Systems, Inc., headquartered in Tustin, California, is an electronics manufacturing services provider of sophisticated electronic assemblies and sub-assemblies. Smartflex provides comprehensive interconnect solutions, specializing in precision surface mount and direct die attach technologies on flexible circuit substrates.

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